                                                                  EXHIBIT 23.8D

                           CONSENT OF ALLEN T. NOBLE




   In accordance with Rule 438 under the Securities Act of 1933, as amended ("Securities Act"), the undersigned hereby consents to being named as a person about to become a director of U. S. Bancorp in the Joint Proxy Statement/Prospectus forming a part of the Registration Statement to be filed by U. S. Bancorp in connection with the registration under the Securities Act of shares of the common stock, $5 par value, of U. S. Bancorp.




                                              /s/ ALLEN T. NOBLE
                                              ----------------------------
                                              Allen T. Noble


Dated:  August 1, 1995